                                                               Exhibit 99.(c)(2)


April 7, 2000                                           CONFIDENTIAL




Materials Prepared for Discussion

[Crown Logo] Crown Central Petroleum Corporation

SOURCE: CSFB Independent Committee Presentation, April 7, 2000

                                                CONFIDENTIAL                  1
--------------------------------------------------------------------------------
        Crown Central Petroleum Corporation


        Table of Contents
--------------------------------------------------------------------------------

        Review of Process Since January 2000 Board Meeting

        Review Proposals

                                                CONFIDENTIAL                  1
--------------------------------------------------------------------------------
        Crown Central Petroleum Corporation


   Review of Process Since January 2000 Board Meeting
--------------------------------------------------------------------------------

        January 26     CSFB met with independent Board of Directors and was
                       directed to pursue the following:

                                 Pursue corporate transaction with Rosemore.

                                 Explore the acquisition of Independent
                                 Marketer.

                                 Pursue sale of wholesale assets to Pipeline and Terminal Company.

                                 Explore the possibility of refinancing high yield debt with mortgage financing.

        January to     CSFB has sent information to Rosemore's advisors, held
          February     numerous calls, meetings and data room/site visits.

        February Pipeline and Terminal Company remains interested in wholesale. Recently submitted mark-up of purchase and sale agreement. Currently being reviewed by McGuire, Woods, Battle & Boothe and CSFB.

        February 11    CSFB met with Independent Marketer and two members of
                       the Independent Board of Directors to explore merger possibility.

                          o Independent Marketer reviewed its business and discussed synergies.

        February 15    Discussed Crown's cost cutting estimates with Rosemore's
                       advisors.

        February 18    Update call with Independent Board of Directors to review
                       process.

                                                CONFIDENTIAL                  2
--------------------------------------------------------------------------------
        Crown Central Petroleum Corporation


   Review of Process Since January 2000 Board Meeting
--------------------------------------------------------------------------------

        February 22    Received indication from Rosemore's advisors of potential
                       offer.

                       Independent Marketer's advisors relayed Independent Marketer's continued interest if Crown could control Newco, Debt would not be triggered and refineries could be sold.

        February 27    Met with Rosemore's advisors.

                       Specifically told Rosemore's advisors that verbal indication of value was not adequate and asked to receive Rosemore's approval to make an acquisition proposal to Independent Marketer.

        February 29    At the request of Rosemore and under the Confidentiality
                       Agreement (C.A.) Crown executed with Independent
                       Marketer, CSFB provided information on Independent
                       Marketer to Rosemore advisors.

        March 6        Received offer of $8.35 per share in cash from Rosemore.

                       Verbally received indication that Rosemore would not approve a Independent Marketer transaction.

        March 8 Received conditional offer from privately owned Olympic Resources Limited. Olympic currently unwilling to provide information on its company or financing.

        March 9        Received offer of $9.20 per share in cash from Apex Oil.
                       Offer contingent on due diligence, refinancing of long-term debt and ability to terminate transaction at will. Still negotiating C.A. with Apex.

                                                CONFIDENTIAL                  3
--------------------------------------------------------------------------------
        Crown Central Petroleum Corporation


   Review of Process Since January Board Meeting (Cont'd)
--------------------------------------------------------------------------------



        March 14       Discussed with Board Status of Process:

                             Status of Rosemore and Apex Offer

                             Revised Value of Crown

        March 15 Non-U.S. Oil Company, who signed a C.A. on February 14th, submitted a tentative offer to purchase Crown at price above current offer.

                             Conditioned on 45-60 days of due diligence

                       CSFB asked Non-U.S. Oil Company to enter Data Room quickly to start work and that 45 days was too long of a due diligence period.

                             Non-U.S. Oil Company's primary interest appears to be retail and real estate

        March 22 CSFB informed Non-U.S. Oil Company that they need to start due diligence by Friday, March 24 to be in a position to be competitive.

        Week of        Apex still unwilling to sign C.A. and unwilling or unable
          March 13th   to have advisor Bear Stearns meet with CSFB to discuss
          and 20th     proposal.

        March 24 Sent letter to Rosemore, Apex and Non-U.S. Oil Company to send in best and final offers for Crown on Wednesday, March 29th at 4:30p.m.

                                                CONFIDENTIAL                  4
--------------------------------------------------------------------------------
        Crown Central Petroleum Corporation

   Review of Process Since January Board Meeting (Cont'd)
--------------------------------------------------------------------------------

        March 27       Received call from Non-U.S. Oil Company.

                       Non-U.S. Oil Company plans to meet with its Board later this week to receive approval to spend money on due diligence.

                       Still see value in $10 range but need 5 weeks to conclude due diligence.

        March 29       Received offer of $9.35 per share in cash from Rosemore.

                       Apex reconfirmed its $9.20 all cash offer and proposed two additional alternatives. Proposed a stock for stock offer that would value Crown at $10.00 per share and also proposed a private placement of 3.5 to 4.5 mm shares at $9.50 per share. Both additional offers include shortfall distribution provisions. Two of the Apex offers are subject to additional due diligence and all three offers are contingent on refinancing Crown's High Yield debt. Apex has not yet received a commitment for such refinancing.

        March 30       Discussed with Board status of process:

                             Status of Rosemore and Apex Offers

                             Reviewed Value of Crown

                       CSFB contacted Apex's counsel to review offer. CSFB requested a higher cash offer with no conditions. Novelly still unwilling to sign a C.A.

        March 31       Discussed status of process with Board.

        April 6 Received call from Apex. Willing to sign C.A. with standstill, but conditional on a guaranteed 30 day due diligence period.

                                                CONFIDENTIAL                  5
--------------------------------------------------------------------------------
        Crown Central Petroleum Corporation

   Valuation of Crown
--------------------------------------------------------------------------------


        (Dollars in Millions)
        -------------------------------------------------------------------------------------------------
                                                        DISCOUNTED         COMPARABLE      COMPARABLE
                                                      CASH FLOW/(1)/      ACQUISITION       COMPANIES
        ------------------------------------------------------------------------------------------------------------
        Pasadena                                   $  70   -   $  87      $  60  -   $  80      $  67     -  $ 85
        Tyler                                         30   -      38         30  -      40         25     -    35
        Retail                                       132   -     158        130  -     140        130     -   145
        Wholesale                                     18   -      20         10  -      15         15     -    20
                                                   --------------------   -------------------   --------------------
         Total Operating Segments                  $ 250    -  $ 303      $ 230  -   $ 275      $ 237     -  $285
        Less Corporate Overhead                     (111)   -   (129)      (111) -    (129)      (111)    -  (129)
                                                   --------------------   -------------------   --------------------
         Total Enterprise Value                    $ 139    -  $ 174      $ 119  -   $ 146      $ 126     -  $156

        Plus NPV of NOL (Base Case)                   31    -     33         31  -      33         31     -    33

        Corporate Adj. (12/31/99)/(2)/                   (117)                   (117)              (117)
                                                    -------------------   -------------------   --------------------
        Equity Value                               $  53    -  $  90      $  33  -   $  62      $  40     -  $ 72
        Per Share Value/(3)/                       $   5.30 -  $   9.00   $   3.30 - $   6.20   $   4.00  -  $  7.20
        ------------------------------------------------------------------------------------------------------------

        (1) Represents Base Case.
        (2) Total Debt less Cash and Equivalents.
        (3) Assumes 4.8 million Class A and 5.2 million Class B shares outstanding as of January, 2000.

                                                CONFIDENTIAL                  6
--------------------------------------------------------------------------------
        Crown Central Petroleum Corporation

   Discounted Cash Flow Analysis of Crown
--------------------------------------------------------------------------------


          (Dollars in Millions)
        ----------------------------------------------------------------------------------------------------------
                                                               DOWNSIDE               BASE             UPSIDE
        --------------------------------------------------------------------------------------------------------------
        Pasadena/(1)/                                      $  54  -  $ 69        $  70  -  $ 87     $  75    -  $ 90
        Tyler/(1)/                                            23  -    30           30  -    38        36    -    43
        Retail/(2)/                                          103  -   123          132  -   158       140    -   170
        Wholesale/(3)/                                        15  -    16           18  -    20        19    -    21
                                                           ----------------     ---------------    --------------------
         Total Operating Segments                          $ 195  -  $238        $ 250  -  $303     $ 270    - $ 324
        Less Corporate Overhead/(4)/                        (111) -  (124)        (111) -  (129)     (118)   -  (138)
                                                           ----------------     ---------------    --------------------
         Total Enterprise Value                            $  84  -  $114        $ 139  -  $174     $ 152    -  $186
        Plus NPV of NOL                                       33  -    35           31  -    33        36    -    38
        Corporate Adjustments (12/31)/(5)/                       (117)                (117)                (117)
                                                           ----------------     ---------------    --------------------
        Equity Value                                       $   0  -  $ 32        $  53  -  $ 90     $  71    -  $107
        Value Per Share/(6)/                               $   0  -  $  3.20     $5.30  -  $  9.00  $   7.10 -  $ 10.70
        ---------------------------------------------------------------------------------------------------------------

        (1) Low end based on 12% discount rate and 5.0x EBITDA terminal value; High end based on 11% discount rate and 6.0x EBITDA terminal value.
        (2) Low end based on 11% discount rate and 6.0x EBITDA terminal value; High end based on 10% discount rate and 7.0x EBITDA terminal value.
        (3) Low end based on 12% discount rate and 3.0x EBITDA terminal value; High end based on 11% discount rate and 3.5x EBITDA terminal value.
        (4) Low end based on 11% discount rate and 4.0x EBITDA terminal value; High end based on 10% discount rate and 5.0x EBITDA terminal value.
        (5) Total debt less cash and equivalents.
        (6) Assumes 4.8 million Class A and 5.2 million Class B shares outstanding as of January 2000.

                                                CONFIDENTIAL                  7
--------------------------------------------------------------------------------
        Crown Central Petroleum Corporation

   Discounted Cash Flow Analysis - Assumptions
--------------------------------------------------------------------------------

          Valued Crown as of 1/1/2000. Assumed 2000 Plan for all cases, 2.5% inflation post 2000 and Statoil Agreement to end in October 2000.

           Downside Case                                Base Case                                 Upside Case
------------------------------------    ---------------------------------------    ---------------------------------------
Refining                                Refining                                   Refining
 . $2.68 in 2000 (Crown Plan)            .  $2.73 in 2000 (Crown Plan with          .  CSFB's estimates for Gulf Coast
   - Also represents a 3 year average       adjusted margins)                          Margin ($/BBL)
 .   .5% growth 2001-2004                      1% growth 2001 - 2004                   $2.68 in 2000 (Crown Plan)
                                                                                       $3.00 in 2001
                                                                                       $3.45 in 2002
                                                                                       $2.96 in 2003
                                                                                       $2.86 in 2004

Retail                                  Retail                                     Retail
 .  10.6 cpg gasoline margin in          .  10.6 cpg gasoline margin in             .  10.6 cpg gasoline margin in
    2000 (Crown Plan)                       2000 (Crown Plan)                          2000 (Crown Plan)
       Negative 1.5% growth in 2001 -       1% growth in 2001 - 2004                   2% growth in 2001 - 2004
       2004

 .  3% p.a. gasoline volume growth       .  3% p.a. gasoline volume growth          .  3% p.a. gasoline volume growth

 .  3% p.a. merchandise sales            .  3.5% p.a. merchandise sales             .  5% p.a. merchandise sales growth
    growth                                  growth
------------------------------------    ---------------------------------------    ---------------------------------------

                                                CONFIDENTIAL                  8
--------------------------------------------------------------------------------
        Crown Central Petroleum Corporation

   Summary Comparable Acquisition Analysis
--------------------------------------------------------------------------------


(Dollars in Millions)
-----------------------------------------------------------------------------------------------------------------------
               PARAMETER                  DATA      MULTIPLE RANGE         ENTERPRISE VALUE          REFERENCE RANGE
-----------------------------------------------------------------------------------------------------------------------

Pasadena
1999 EBITDA                              $(20.4)      4.0x - 5.0x                NM - NM
3Y Avg. EBITDA                           $  9.4       4.0x - 5.0x             $37.6 - $47.0             ---------------
1999 Capacity (MB/D)                        100      $700 - $1,000            $70.0 - $100.0               $60  -  $80
                                                                                                        ---------------
Tyler
1999 EBITDA                              $ (1.0)      3.0x - 4.0x                NM - NM
3Y Avg. EBITDA                           $  1.9       3.0x - 4.0x              $5.7 - $7.6              ---------------
1999 Capacity (MB/D)                         52       $600 - $900             $31.2 - $46.8                $30  -  $40
                                                                                                        ---------------
Retail
1999 EBITDA                              $ 15.9       6.0x - 7.0x             $95.4 - $111.3
3Y Avg. EBITDA                           $ 22.0       6.0x - 7.0x            $132.0 - $154.0
                                                                                                        ----------------
Number of Stations                          331   $450,000 - $500,000        $148.9 - $165.5              $130  -  $140
                                                                                                        ----------------
Wholesale (Colonial/Plantation)
                                                                                                        ----------------
Total Capacity (MMBBL)                     1.18       $9.0 - $15.0            $10.6 -  $17.7               $10  -  $15
                                                                                                        ----------------
Less Corporate Overhead                                                                                  (111)  -  $(129)
                                                                      --------------------------------------------------
                                                                       Enterprise Value Reference Range   $119  -  $146
                                                                      --------------------------------------------------
Plus NPV of NOL (Base Case)                                                                                $31  -  $33
Corporate Adjustments (12/31)                                                                                 $(117)
                                                                      --------------------------------------------------
                                                                       Equity Value Reference Range        $33  -  $62
                                                                      --------------------------------------------------
                                                                       Per Share Value Reference Range  $3.30  -  $6.20
                                                                      --------------------------------------------------
------------------------------------------------------------------------------------------------------------------------


                                                                                        CONFIDENTIAL                  9
-----------------------------------------------------------------------------------------------------------------------------------
        Crown Central Petroleum Corporation

Selected Comparable Acquisitions
-----------------------------------------------------------------------------------------------------------------------------------

Refining Comparable Acquisitions
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                     PURCHASE PRICE/
                                                PURCHASE               NELSON     NELSON   ----------------------------------------
     DATE      BUYER           SELLER          PRICE (MM)  CAPACITY  COMPLEXITY  CAPACITY  CAPACITY  NELSON CAPACITY  EBITDA
-----------------------------------------------------------------------------------------------------------------------------------
      6/99  Frontier Oil   Equilon                   $170    109,000        10.6     1,155     1,560       $147        NA
      7/98  Clark USA      BP-Lima                   $175    170,000         7.2     1,224     1,029       $143        NA
      5/98  Valero         Mobil-Paulsboro           $228    155,000        11.2     1,736     1,471       $131        3.0x
      3/97  Valero         Basis Petroleum           $285    260,100        11.4     2,965     1,096       $ 96        4.7x
      8/89  Crown Central  La Gloria Oil & Gas       $ 71     55,000         8.5       468     1,291       $150        3.5x
-----------------------------------------------------------------------------------------------------------------------------------

Retail Comparable Acquisitions
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                PURCHASE PRICE/
                                                             PURCHASE                                      -------------------------
    DATE         BUYER             SELLER                   PRICE (MM)   STORE COUNT    LOCATION           STORE COUNT    EBITDA
------------------------------------------------------------------------------------------------------------------------------------
    12/99   Tosco             Exxon Mobil                     $860         1,740        Northeast                $494       5.7x
    12/99   Ultramar Diamond  Various (1)                     $ 59           217        Southeast                $271       NA
     5/99   Clark USA         Apollo                          $255           671        Midwest                  $380       6.5x
     7/98   E-Z Serve Corp.   EBC Texas Acquisition Corp.     $106           494        LA, FL, GA, AL, NC, TX   $215       NA
     2/96   Tosco Corp.       Circle K                        $900         2,387        Southeast/West           $377       6.6x
------------------------------------------------------------------------------------------------------------------------------------
(1) Figures represent aggregate numbers for both transactions of 1999.

Wholesale Comparable Acquisitions
------------------------------------------------------------------------------------------------------------------------------------
                                                                                              PURCHASE          STORAGE    PURCHASE
                                                                                               PRICE            CAPACITY    PRICE/
   DATE        BUYER                 SELLER                     LOCATION                       ($MM)    # TERML  (MMBBL)   CAPACITY
-----------------------------------------------------------------------------------------------------------------------------------
   12/99    Equilon Motiva          Clark USA                  IL, IN, MI, MO, OH, TX, WI         $35.0     15       4.32   $ 8.09
   12/98    Transmontaigne          Sunoco                     Rensselaer, NY                     $ 5.4      1       0.51   $10.55
   6/98     Transmontaigne          ITAPCO                     Various                            $32.0     17       3.30   $ 9.70
   6/95     International Dunraine  Petroleum Fuel & Terml.    St. Louis, MO / Granite City, IL   $23.2      2       1.20   $19.33
   4/95     Giant Industries        Texaco                     Albuquerque, NM                    $ 1.4      1       0.15   $ 9.33
-----------------------------------------------------------------------------------------------------------------------------------


                                                                       CONFIDENTIAL                  10
----------------------------------------------------------------------------------------------------------
        Crown Central Petroleum Corporation

Summary Comparable Company Analysis
----------------------------------------------------------------------------------------------------------
(Dollars in Millions)
----------------------------------------------------------------------------------------------------------
Parameter                                  Data       Multiple Range  Enterprise Value  REFERENCE RANGE
----------------------------------------------------------------------------------------------------------
Pasadena
2000E EBITDA(1)                            $ 34.4      3.5x - 4.5x     $120.4 - $154.8
1999 EBITDA                                $(24.0)     4.5x - 5.5x        NM - NM
3Y Avg. EBITDA                             $  9.4      4.5x - 5.5x     $ 42.3 - $51.7     $     67 - $85
Tyler
2000E EBITDA(1)                            $ 14.6      3.0x - 4.0x     $ 43.8 - $58.4
1999 EBITDA                                $ (1.0)     3.5x - 4.5x        NM - NM
3Y Avg. EBITDA                             $  1.9      3.5x - 4.5x     $  6.7 - $8.6      $     25 - $35
Retail
2000E EBITDA(1)                            $ 25.6      6.0x - 7.0x     $153.6 - $179.2
1999 EBITDA                                $ 16.4(2)   6.5x - 7.5x     $106.6 - $123.0
3Y Avg. EBITDA                             $ 22.0      6.5x - 7.5x     $143.0 - $165.0    $   130 - $145
Wholesale
2000E EBITDA(1)                            $  4.9      3.0x - 4.0x     $ 14.7 - $19.6
1999 EBITDA                                $ 27.6      3.0x - 4.0x        NM - NM
3Y Avg. EBITDA                             $  7.6      3.0x - 4.0x     $ 22.8 - $30.4     $   15 - $20
Less Corporate Overhead                                                                   $(111) - $(129)
                                                      Enterprise Value Reference Range    $126 -   $156
Plus NPV of NOL (Base Case)                                                               $   31 - $33
Corporate Adjustments (12/31)                                                             $   (117)
                                                      Equity Value Reference Range        $   40 - $72
                                                      Per Share Value Reference Range     $4.00 -  $7.20
----------------------------------------------------------------------------------------------------------

(1)  Based on Base Case.
(2)  Excludes gain from sale of Atlanta retail stores.



                                                                                CONFIDENTIAL                  11
----------------------------------------------------------------------------------------------------------------------
        Crown Central Petroleum Corporation

Selected Comparable Companies
----------------------------------------------------------------------------------------------------------------------
Refining
(Dollars in Millions, Except Per Share Data)
----------------------------------------------------------------------------------------------------------------------
                                                               AMV/EBITDA            MARKET CAPITALIZATION
                                      MARKET     ENTERPRISE    ----------  -------------------------------------------
COMPANY                             VALUE ($MM)  VALUE ($MM)   2000  2001  2000CF  2001CF  2000NI  2001NI  BOOK VALUE
----------------------------------------------------------------------------------------------------------------------
Giant                               $   81.2     $  306.8       NA    NA      NA      NA    8.5x    8.5x        0.6x
Holly                                   82.5        141.7       NA    NA      NA      NA      NA      NA        0.7x
Sunoco                               2,335.9      3,277.9     4.5x  3.9x    4.5x    3.9x    9.5x    7.4x        1.6x
Tosco                                4,360.5      6,038.7     4.8x  4.3x    5.9x    5.3x   10.4x    8.7x        2.1x
Ultramar Diamond Shamrock            2,084.3      3,533.1     4.9x  4.4x    4.6x    4.1x    9.1x    7.5x        1.4x
Valero Energy                        1,780.1      3,370.5     6.0x  4.8x    4.7x    3.9x    9.0x    7.4x        1.6x
                                                            --------------------------------------------------------
Average                              1,787.4      2,778.1     5.1x  4.4x    4.9x    4.3x    9.3x    7.9x        1.3x
Median                               1,932.2      3,324.2     4.9x  4.4x    4.7x    4.0x    9.1x    7.5x        1.5x
                                                            --------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Note:  Prices as of April 6, 2000. First Call estimates.

Retail
(Dollars in Millions, Except Per Share Data)
---------------------------------------------------------------------------------------------------------------------
                                                               AMV/EBITDA            MARKET CAPITALIZATION
                                      MARKET     ENTERPRISE    ----------  ------------------------------------------
COMPANY                             VALUE ($MM)  VALUE ($MM)   2000  2001  2000CF  2001CF  2000NI  2001NI  BOOK VALUE
---------------------------------------------------------------------------------------------------------------------
Casey's                             $  531.1     $  705.4     6.8x  5.5x    7.9x    6.0x   15.4x   10.9x       1.7x
7-Eleven                             1,543.0      4,141.9     9.9x  9.5x    6.7x    6.0x   19.7x   17.0x         NM
Pantry                                 159.6        695.2     5.7x  5.2x    2.3x    2.2x    8.6x    6.5x       1.5x
                                                            --------------------------------------------------------
Average                                744.6      1,847.5     7.5x  6.7x    5.6x    4.7x   14.6x   11.5x       1.6x
Median                                 531.1        705.4     6.8x  5.5x    6.7x    6.0x   15.4x   10.9x       1.6x
                                                            --------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

Note:  Prices as of April 6, 2000. First Call estimates.